EXHIBIT 99.1
                                                                    ------------

                            Joint Filer Information

NAME:           Nomura International plc

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL:       Altus Pharmaceuticals, Inc. [ALTU]

DATE OF EARLIEST TRANSACTION REPORTED:  January 31, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:    Shareholder

SIGNATURE:      Nomura International plc

                By:  /s/ Denise Pollard-Knight
                   ----------------------------

Dated:  November 9, 2006

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                            Joint Filer Information

NAME:           Nomura Phase4 Ventures LP

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL:       Altus Pharmaceuticals, Inc. [ALTU]

DATE OF EARLIEST TRANSACTION REPORTED:  January 31, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER:    Shareholder

SIGNATURE:      Nomura International plc

                By:  /s/ Denise Pollard-Knight
                   ----------------------------

Dated:  November 9, 2006